Exhibit 99.1

Media Contact:

Eric DeRitis, (408) 658-1561

eric.deritis@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2017 FINANCIAL RESULTS

CUPERTINO, CA — October 19, 2016 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the first quarter of fiscal year 2017 ended September 30, 2016. For the first quarter, the Company reported revenue of $2.8 billion, gross margin of 28.6%, net income of $167 million and diluted earnings per share of $0.55. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 29.5%, net income of $299 million and diluted earnings per share of $0.99.

During the first quarter, the Company generated $592 million in operating cash flow and repurchased 3 million ordinary shares for $101 million. Cash, cash equivalents, and short-term investments totaled approximately $1.5 billion at the end of the quarter. There were 299 million ordinary shares issued and outstanding as of the end of the quarter.

“In response to strong cloud storage customer demand, Seagate delivered record levels of exabyte shipments, and generated strong revenues, margin and cash flow in the September quarter. In addition, as a result of our operating expense management, the company’s non-GAAP earnings per share increased by 85% year over year,” said Steve Luczo, Seagate’s chairman and chief executive officer. “As the demand for HDD storage continues to benefit from the shift to data driven cloud based architectures, Seagate is in a strong position to grow its businesses, improve margins and continue with its dividend and buyback capital allocation objectives.” For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors of the Company (the “Board”) has approved a quarterly cash dividend of $0.63 per share, which will be payable on January 4, 2017 to shareholders of record as of the close of business on December 21, 2016. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its second fiscal quarter of 2017, including key underlying assumptions.

An archived audio webcast of this event will be available shortly following the event conclusion.

About Seagate

To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, estimates of industry growth and dividend and share repurchase plans for the fiscal quarter ending December 30, 2016 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; our ability to comply with certain covenants in our credit facilities with respect to financial ratios and financial condition tests ; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt its operations or results in the dissemination of proprietary or confidential information; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 5, 2016, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	September 30, 2016	July 1, 2016 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,489	$1,125
Short-term investments	5	6
Accounts receivable, net	1,307	1,318
Inventories	914	868
Deferred income taxes	—	—
Other current assets	213	216

Total current assets	3,928	3,533
Property, equipment and leasehold improvements, net	2,093	2,160
Goodwill	1,237	1,237
Other intangible assets, net	406	448
Deferred income taxes	615	616
Other assets, net	216	219

Total Assets	$8,495	$8,213

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,568	$1,517
Accrued employee compensation	216	184
Accrued warranty	111	104
Accrued expenses	713	444

Total current liabilities	2,608	2,249
Long-term accrued warranty	105	102
Long-term accrued income taxes	11	14
Other non-current liabilities	155	164
Long-term debt	4,092	4,091

Total Liabilities	6,971	6,620

Equity:
Total Equity	1,524	1,593

Total Liabilities and Equity	$8,495	$8,213

(a)	The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 1, 2016.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2016	October 2, 2015
Revenue	$2,797	$2,925

Cost of revenue	1,996	2,236
Product development	315	328
Marketing and administrative	155	182
Amortization of intangibles	28	34
Restructuring and other, net	82	59

Total operating expenses	2,576	2,839

Income from operations	221	86

Interest income	1	1
Interest expense	(50)	(47)
Other, net	1	(9)

Other (expense) income, net	(48)	(55)

Income before income taxes	173	31
Provision for (benefit from) income taxes	6	(3)

Net income	$167	$34

Net income per share:
Basic	$0.56	$0.11
Diluted	0.55	0.11
Number of shares used in per share calculations:
Basic	299	302
Diluted	301	308

Cash dividends declared per ordinary share	$0.63	$0.54

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended
	September 30, 2016	October 2, 2015
OPERATING ACTIVITIES
Net income	$167	$34
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200	208
Share-based compensation	40	33
Deferred income taxes	1	—
Other non-cash operating activities, net	(7)	10
Changes in operating assets and liabilities:
Accounts receivable, net	12	213
Inventories	(46)	(105)
Accounts payable	101	426
Accrued employee compensation	32	(60)
Accrued expenses, income taxes and warranty	89	63
Vendor non-trade receivables	(2)	16
Other assets and liabilities	5	(14)

Net cash provided by operating activities	592	824

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(140)	(209)
Maturities of short-term investments	1	—

Net cash used in investing activities	(139)	(209)

FINANCING ACTIVITIES
Redemption and repurchase of debt	—	(15)
Taxes paid related to net share settlement of equity awards	(23)	(53)
Repurchases of ordinary shares	(101)	(983)
Dividends to shareholders	—	(163)
Proceeds from issuance of ordinary shares under employee stock plans	35	40
Other financing activities, net	—	(4)

Net cash used in financing activities	(89)	(1,178)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	(1)

Increase (decrease) in cash and cash equivalents	364	(564)
Cash and cash equivalents at the beginning of the period	1,125	2,479

Cash and cash equivalents at the end of the period	$1,489	$1,915

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross margin, net income and diluted earnings per share which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended September 30, 2016	For the Three Months Ended October 2, 2015
Reconciliation of GAAP Net Income:
GAAP Net Income		$167	$34
Non-GAAP adjustments:
Revenue	A	—	2
Cost of revenue	B	25	17
Product development	C	—	6
Marketing and administrative	D	(1)	4
Amortization of intangibles	E	27	33
Restructuring and other, net	F	82	59
Other expense (income), net	G	(1)	10

Non-GAAP net income		$299	$165

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$0.55	$0.11
Non-GAAP		$0.99	$0.54
Shares used in diluted net income per share calculation		301	308

A For the three months ended October 2, 2015, Revenue has been adjusted on a non-GAAP basis to exclude sales return provision for certain products that will be discontinued.

B For the three months ended September 30, 2016, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions and write off of certain fixed assets. For the three months ended October 2, 2015, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions, other acquisition related expenses, and write off of certain discontinued inventory and assets.

C For the three months ended October 2, 2015, Product development expenses have been adjusted on a non-GAAP basis to exclude the impact of integration costs associated with acquisitions.

D For the three months ended September 30, 2016, Marketing and administrative expenses have been adjusted on a non-GAAP basis primarily to reflect the impact of our disposed data services business. For the three months ended October 2, 2015, Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the write off of certain fixed assets and the impact of integration costs associated with acquisitions.

E For the three months ended September 30, 2016 and October 2, 2015, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

F For the three months ended September 30, 2016 and October 2, 2015, Restructuring and other net, has been adjusted on a non-GAAP basis primarily related to reductions in our workforce as a result of our ongoing focus on cost efficiencies in all areas of our business.

G For the three months ended September 30, 2016, Other expense (income), net has been adjusted on a non-GAAP basis primarily to reflect the impact of our disposed data services business. For the three months ended October 2, 2015, Other expense (income), net has been adjusted on a non-GAAP basis to exclude the impairment of a certain strategic investment.